As filed with the Securities and Exchange Commission on May 2, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation)	Ten Post Office Square Boston, Massachusetts 02109 (617) 912-1900 (Address of Registrant’s principal executive offices)	04-2976299 (I.R.S. Employer Identification No.)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2014)
(Full Title of the Plan)
Clayton G. Deutsch, Chief Executive Officer and President
Boston Private Financial Holdings, Inc.
Ten Post Office Square
Boston, Massachusetts 02109
(617) 912-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copy to:
William P. Mayer, Esq.
Samantha M. Kirby, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation Of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	1,000,000 shares	$12.53	$12,530,000	$1,613.86

(1)
This Registration Statement relates to 1,000,000 shares of Common Stock, par value $1.00 per share, of Boston Private Financial Holdings, Inc. (“Common Stock”) available for issuance under the Boston Private Financial Holding, Inc. 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2014) (the “Amended and Restated Plan”).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may be required pursuant to the Amended and Restated Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Amended and Restated Plan or other similar event.

(2)
This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on April 30, 2014, as reported on the NASDAQ Global Select Market.

REGISTRATION STATEMENT ON FORM S-8
Statement under General Instruction E - Registration of Additional Securities
Boston Private Financial Holdings, Inc. (the “Company”) previously filed a Registration Statement on Form S‑8 with the Securities and Exchange Commission on November 28, 2001 (SEC File No. 333‑74106) (the “Original Filing”). The Original Filing was filed in connection with the Company’s 2001 Employee Stock Purchase Plan (the “Plan”). This Registration Statement registers additional shares of the Company’s common stock to be issued pursuant to the Plan. The contents of the Original Filing are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S‑8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Certain Documents by Reference
The documents listed below, which have previously been filed by Boston Private Financial Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 28, 2014;

(b)	Current Report on Form 8-K, filed with the Commission on April 17, 2014;

(c)	Current Report on Form 8-K/A filed with the Commission on April 21, 2014;

(d)	Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 7, 2014; and

(e)	The description of the Common Stock contained in the Registration Statement on Form S-3, filed with the Commission on January 4, 2013.
In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 6.    Indemnification of Directors and Officers
The Company is a Massachusetts corporation. Reference is made to Chapter 156D of the Massachusetts Business Corporation Act (the “MBCA”). Section 8.51 of the MBCA authorizes a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization. Section 8.52 of the MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.52 requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director. Section 6.3 of Article 6 of the Company’s articles of organization provides for indemnification to the full extent permitted under the MBCA.
The Company and its directors and officers currently carry liability insurance.

Item 8.    Exhibits
The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description	Incorporated by Reference
		Form	SEC Filing Date	Exhibit Number	Filed with this S-8
4.1	Restated Articles of Organization of Boston Private Financial Holdings, Inc. filed on July 30, 2010.	8-K	8/2/2010	3.1
4.2	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on April 26, 2012.	8-K	5/2/2012	3.1
4.3	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on April 17, 2013.	8-K	4/22/2013	3.1
4.4	Articles of Amendment of Boston Private Financial Holdings, Inc. filed on April 23, 2013.	8-A	4/24/2013	3.5
4.5	Amended and Restated By-laws of Boston Private Financial Holdings, Inc.	8-K	8/2/2010	3.2
5.1	Legal opinion from Goodwin Procter LLP				*
23.1	Consent of KPMG LLP, as independent registered public accounting firm				*
23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of attorney (included on the signature page to this Registration Statement)
99.1	Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2014)	8-K	4/17/2014	99.1

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 2nd day of May, 2014.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ CLAYTON G. DEUTSCH
Clayton G. Deutsch
Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ DAVID J. KAYE
David J. Kaye
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Clayton G. Deutsch and David J. Kaye and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLAYTON G. DEUTSCH	Chief Executive Officer, President and Director (Principal Executive Officer)	May 2, 2014
Clayton G. Deutsch

/s/ DAVID J. KAYE	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 2, 2014
David J. Kaye

/s/ JOSEPH D. REGAN	Senior Vice President and Controller (Principal Accounting Officer)	May 2, 2014
Joseph D. Regan

/s/ STEPHEN M. WATERS	Chairman	May 2, 2014
Stephen M. Waters

/s/ HERBERT S. ALEXANDER	Director	May 2, 2014
Herbert S. Alexander

/s/ LYNN THOMPSON HOFFMAN	Director	May 2, 2014
Lynn Thompson Hoffman

/s/ DEBORAH F. KUENSTNER	Director	May 2, 2014
Deborah F. Kuenstner

/s/ JOHN MORTON III	Director	May 2, 2014
John Morton III

/s/ DANIEL P. NOLAN	Director	May 2, 2014
Daniel P. Nolan

/s/ BRIAN G. SHAPIRO	Director	May 2, 2014
Brian G. Shapiro